MEZZANINE ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS MEZZANINE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the 6th day of November, 2017 (the “Funding Date”), among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (“Assignor”) and IMH ONE WESTCHASE MEZZ, LLC, a Delaware limited liability company, having an address at c/o IMH Financial Corporation, 7001 N. Scottsdale Rd., Suite 2050, Scottsdale, Arizona 85253 (“Assignee”).
RECITALS:
WHEREAS, pursuant to that certain Mezzanine Loan Agreement, dated as of October 5, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Assignor, as lender, and IVC One Westchase Center Holdings, LLC, a Delaware limited liability company (“Borrower”), as borrower, Assignor made a mezzanine loan (the “Loan”) to Borrower in the original principal amount of $12,250,000.00, which Loan was evidenced by that certain Mezzanine Promissory Note, dated as of October 5, 2017, made by Borrower in favor of Assignor (as the same may be further amended, restated, replaced, supplemented, consolidated, split, extended, renewed or otherwise modified from time to time, the “Note”; together with the Loan Agreement and each other document and instrument set forth on Schedule I hereto, collectively, the “Loan Documents”);
WHEREAS, subject to the terms of this Agreement, Assignee desires to purchase from Assignor, and Assignor desires to sell to Assignee, all of Assignor’s right, title and interest in the Note, the Loan and the Loan Documents (all such assigned right, title and interest, collectively, the “Purchased Loan Interest”) pursuant to the terms of this Agreement and the settlement statement executed in connection herewith and approved by Assignor and Assignee; and
WHEREAS, Assignee is willing to accept the Purchased Loan Interest and assume all of Assignor’s rights and obligations in its capacity as “Mezzanine Lender” holding the Note in, to and under that certain Intercreditor Agreement, dated as of October 5, 2017, between Assignor and Senior Lender (as defined therein) (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms and conditions thereof, the “Intercreditor Agreement”).
NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties of Assignor and Assignee set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of Assignor and Assignee, Assignor and Assignee do hereby agree as follows:
1.Defined terms are indicated herein by initial capital letters. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement, except as otherwise indicated herein.

2.Assignor does hereby assign to Assignee all of Assignor’s right, title, and interest in and to (a) the Purchased Loan Interest (including all interest and principal received on or with respect to the Purchased Loan Interest on and after the date hereof); (b) the Loan Documents; (c) all collateral security related to the Loan (including, without limitation, all such right, title and interest of Assignor in, to and under the Collateral), and (d) all proceeds of the foregoing (collectively, with the Purchased Loan Interest, the “Purchased Asset”), subject in each case to the terms and provisions of the Intercreditor Agreement. Assignor agrees that within one (1) Business Day of the date of this Agreement it shall deliver the original Note, endorsed in favor of Assignee, and will promptly deliver correct and complete originals of the other Loan Documents (excluding the UCC Financing Statement) and the Intercreditor Agreement following the date of this Agreement. Assignor agrees to use commercially reasonable efforts to (x) promptly execute and deliver such other instruments and (y) take such other actions as Assignee may, from time to time, reasonably request in order to effect the purposes and intent and to carry out the terms of this Agreement, including the transfer and delivery by Assignor to Assignee of the Purchased Asset.
3.Assignor, in its capacity as Mezzanine Lender (as such term is defined in the Intercreditor Agreement) holding the Note, hereby assigns all of its right, title and interest in and to the Intercreditor Agreement in such capacity to Assignee.
4.Assignee hereby represents that it is (a) a Qualified Transferee (as defined in the Intercreditor Agreement) and (b) not a Broad Affiliate (as defined in the Intercreditor Agreement) of Borrower or Mortgage Borrower.
5.Assignor hereby represents that, as of the date hereof:

a.	it is a banking association duly chartered, validly existing, and in good standing under the laws of the United States of America;

b.	it has the power to execute, deliver and perform this Agreement;

c.	the execution, delivery and performance of this Agreement have been duly authorized by all requisite action by Assignor and will not violate or breach any provision of its organizational documents;

d.
this Agreement constitutes a legal, valid and binding obligation of Assignor, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

e.
it is the legal and beneficial owner of the Purchased Asset and is transferring the Purchased Asset free and clear of any and all liens, pledges, participation interests, charges or security interests of any nature encumbering the Purchased Asset;

f.
the Loan Documents are listed on Schedule I and, except as set forth on Schedule I, the Loan Documents have not been modified since the origination of the Loan, the Note and the Pledge Agreement have not been otherwise satisfied, released, cancelled, extended or subordinated, and no Collateral has been released from the lien of the Pledge Agreement;

g.	the unpaid principal balance of the Loan as of the date hereof is $12,250,000.00;

h.
to Assignor’s knowledge, no consent of any other person and no consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the transactions contemplated by this Agreement;

i.	the proceeds of the Loan have been fully disbursed;

j.
the Loan is not cross-defaulted with any loan other than the Senior Loan (as defined in the Intercreditor Agreement) and the Collateral does not secure any other loan from Assignor to Borrower or any other Person;

k.	the Loan is being assigned on a servicing released basis;

l.	to Assignor’s knowledge, Assignor has not delivered a notice of default or waived any Event of Default in writing since the origination of the Loan;

m.
to Assignor’s knowledge, Assignor has complied with and is not in default under the terms of the Intercreditor Agreement and Assignor has not received notice of default under the Intercreditor Agreement;

n.
Assignor has made available to Assignee copies of all Loan Documents and other documents and instruments relating to the Loan which are in Assignor’s possession as of the date hereof, but excluding any privileged information and any documentation relating to the value of the Loan or the Collateral;

o.	to Assignor’s knowledge, Assignor has not received from Borrower any written notice of assertions, counterclaims, defenses or offsets against Assignor with respect to the Loan;

p.
to Assignor’s knowledge, (i) there is no monetary Event of Default or any event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a material Event of Default under any of the Loan Documents, (ii) Assignor has not delivered a notice of default or waived any Event of Default, and (iii) no litigation exists against Assignor which is reasonably likely to have a material adverse effect on the transactions contemplated by this Agreement, the Collateral or the Property and no litigation is threatened against

Assignor which is reasonably likely to have a material adverse effect on the transactions contemplated by this Agreement or the Loan.
6.Assignee hereby accepts the foregoing assignment of the Purchased Asset and Assignor’s rights and obligations in, to and under the Intercreditor Agreement in its capacity as “Mezzanine Lender”, and hereby assumes and agrees to fulfill, perform and discharge, from and after the date hereof, all of the various commitments, obligations and liabilities of “Mezzanine Lender” under the Intercreditor Agreement (in such capacity) and the Purchased Asset accruing from and after the date hereof and hereby agrees to be bound by the terms and provisions thereof, to the same effect as if Assignee had been the original “Lender” under the Purchased Asset and the original “Mezzanine Lender” under the Intercreditor Agreement (in such capacity), but only as to an obligation accruing from and after the date of this Agreement. In addition, Assignee hereby remakes each of the representations and warranties contained in the Intercreditor Agreement which are applicable to the Purchased Asset for the benefit of Mortgage Lender (except those made in the first sentence of Section 4(b)(i) of the Intercreditor Agreement, which are hereby qualified to the knowledge of Assignee and deemed modified to replace the reference to “Exhibit B” attached to the Intercreditor Agreement with “Schedule I” attached hereto).
7.All demands, notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given when mailed, by registered or certified mail, return receipt requested, or, if sent by other means, when received by the other party. Notices to Assignor shall be directed to JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Thomas Nicholas Cassino, Facsimile No.: (212) 834-6029, and JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Attention: Nancy Alto
Facsimile No.: (917) 546-2564, with a copy to Cadwalader, Wickersham & Taft, LLP, 200 Liberty Street, New York, New York 10281, Attention: Melissa C. Hinkle, Esq., Facsimile No.: (212) 504-6666, or such other address as may be designated by Assignor to Assignee in writing, and notices to Assignee shall be directed to IMH One Westchase Mezz, LLC, c/o IMH Financial Corporation, 7001 N. Scottsdale Rd., Suite 2050, Scottsdale, Arizona 85253, Attn: Lawrence D. Bain, Chief Executive Officer, with a copy to IMH Financial Corporation, 7001 N. Scottsdale Rd., Suite 2050, Scottsdale, Arizona 85253, Attn: Legal Department, or such other address as may be designated by Assignee to Assignor in writing.
8.Except as expressly provided herein, the assignments contemplated herein are made without representation or warranty, express or implied and without recourse to Assignor in any manner whatsoever.
9.This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
10.THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

11.This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall be deemed one agreement. The delivery of an executed counterpart of this Agreement by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:	/s/ Anthony Shaskus
Name:	Anthony Shaskus
Title:	Vice Predient

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ASSIGNEE:

IMH ONE WESTCHASE MEZZ, LLC, a Delaware limited liability company

By:	IMH Holdings, LLC, a Delaware limited liability company
Its:	Sole Member

	By:	IMH Financial Corporation, a Delaware corporation
	Its:	Sole Member

	By:	/s/ Lawrence D. Bain
	Name:	Lawrence D. Bain
	Title:	Chairman and CEO

SCHEDULE I
LOAN DOCUMENTS
(All documents dated as of October 5, 2017, unless otherwise indicated.)

1.    Mezzanine Promissory Note

2.    Mezzanine Pledge and Security Agreement

3.    Interest Powers

4.    Mezzanine Loan Agreement

5.    Mezzanine Environmental Indemnity Agreement

6.    Mezzanine Guaranty Agreement

7.    Mezzanine Subordination of Management Agreement and Management Fees

8.    UCC Financing Statement

9.    Mezzanine Assignment of Interest Rate Cap Agreement and Security Agreement

10.    Mezzanine Subordination of Leasing Agreement and Leasing Commissions

11.    Each 9 UCC Insurance Policy